                        HARTFORD LIFE INSURANCE COMPANY

                               POWER OF ATTORNEY

                                  ------------

                                Glenn D. Lammey
                               Gregory McGreevey
                             Ernest M. McNeill, Jr.
                                John C. Walters

do hereby jointly and severally authorize Richard J. Wirth, Sarah M. Patterson, Christopher M. Grinnell, Shane E. Daly, Jerry K. Scheinfeldt and/or Lisa Proch, individually, to sign as their agent any and all pre-effective amendments and post-effective amendments filed on Form S-6 for the File Numbers listed on Appendix A attached hereto, with respect to Hartford Life Insurance Company and do hereby jointly and severally ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

By:    /s/ Glenn D. Lammey                                   Dated as of October 10, 2008
       ----------------------------------------------------
       Glenn D. Lammey
By:    /s/ Gregory McGreevey                                 Dated as of October 10, 2008
       ----------------------------------------------------
       Gregory McGreevey
By:    /s/ Ernest M. McNeill, Jr.                            Dated as of October 10, 2008
       ----------------------------------------------------
       Ernest M. McNeill, Jr.
By:    /s/ John C. Walters                                   Dated as of October 10, 2008
       ----------------------------------------------------
       John C. Walters

                                   APPENDIX A

Hartford Life Insurance Company Power of Attorney
Dated as of October 10, 2008
Filed on Form S-6
File Numbers:

333-114401
333-114404